UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2011

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

General

On December 2, 2011, ERP Operating Limited Partnership (“ERP”), a subsidiary and the operating partnership of Equity Residential through which Equity Residential owns substantially all of its assets, entered into an Interest Purchase Agreement (the “Purchase Agreement”) with certain affiliates of Bank of America Corp. and Barclays PLC (together, the “Sellers”). Pursuant to the terms of the Purchase Agreement, ERP or its subsidiaries will acquire from the Sellers (the “Acquisition”) 50% of all interests held by the Sellers (the “Purchased Interests”) in various entities affiliated with Archstone, a privately-held owner, operator and developer of multifamily apartment properties (together, the “Archstone Entities”), in exchange for total consideration of $1,325,000,000 in cash (the “Purchase Price”). The acquisition of the Purchased Interests will give ERP an approximate 26.5% ownership interest in the Archstone Entities and their subsidiaries.

The consummation of the acquisition is not subject to a financing condition. ERP expects to fund the Acquisition through a combination of cash on-hand, available borrowings under its $1.25 billion revolving credit facility (which ERP has the contractual right under certain conditions to increase to a total of $1.75 billion), proceeds from the disposition of non-core apartment assets, bank term debt and secured and unsecured debt and equity offerings. Contemporaneously with entering into the Purchase Agreement with the Sellers, ERP and Equity Residential also obtained a commitment from Morgan Stanley Senior Funding, Inc. to provide a $1.0 billion bridge loan facility.

The Archstone Portfolio

The Archstone portfolio held indirectly by the Archstone Entities is a group of apartment properties primarily located in top U.S. growth markets. As of September 30, 2011, the portfolio consisted of 48,922 wholly-owned and stabilized apartment units, 1,332 apartment units under construction, land sites for the potential development of 5,279 apartment units and 9,423 apartment units owned in unconsolidated joint ventures with third parties. The portfolio also includes approximately 14,000 wholly-owned or unconsolidated joint-venture owned apartment units in Germany.

Right of First Offer; Tag-Along Right

Pursuant to a prior agreement between Sellers and a certain third party that currently holds an interest in the Archstone Entities (the “ROFO Right Holder”), the ROFO Right Holder is entitled to exercise a right of first offer (the “ROFO Right”) to acquire the Purchased Interests during the 50-day period following the delivery of a notice to the ROFO Right Holder with respect to the Acquisition. The closing of the Acquisition will be subject to the ROFO Right Holder’s failure to exercise its ROFO Right (or the earlier waiver of such ROFO Right) prior to closing.

In addition to the ROFO Right, the ROFO Right Holder also has a right (in lieu of the exercise of the ROFO Right) to participate in the sale of interests to ERP on the same terms as the Sellers (the “Tag-Along Right”). If the ROFO Right Holder exercises the Tag-Along Right in lieu of the ROFO Right, the ROFO Right Holder will sell certain of its interests in the Archstone Entities to ERP and the amount of interests to be sold to ERP by the Sellers will be reduced proportionately, so that ERP will still acquire an approximate 26.5% ownership interest in the Archstone Entities for the same aggregate amount of cash consideration of $1,325,000,000.

Representations, Warranties and Covenants

ERP and the Sellers have made customary representations, warranties and covenants, including representations and warranties with respect to ownership of the Purchased Interests and certain representations regarding matters relating to the business of the Archstone Entities. In addition, the Sellers have agreed not to solicit, discuss or enter into any other transaction with respect to the Sellers’ interests in the Archstone Entities until the closing of the Acquisition or the earlier termination of the Purchase Agreement.

In the event that (i) the Purchase Agreement is terminated due to the taking of certain actions by the Sellers with respect to the Archstone Entities prior to closing that result in, or would, in ERP’s reasonable judgment, be expected to result in, a material change in the asset composition or capital structure of the Archstone Entities, and (ii) within 6 months following the date of termination of the Purchase Agreement, any Seller sells 50% or more of its interests in the Archstone Entities, then the applicable Seller will be required to pay to ERP liquidated damages in an amount equal to 3.5% of the purchase price paid to the applicable Seller for the Seller’s interests in the Archstone Entities.

Closing; Conditions

The Acquisition is expected to close late in the first quarter of 2012, subject to the failure of the certain third party to exercise the ROFO Right and the satisfaction or waiver of a number of other customary conditions set forth in the Purchase Agreement, including, among others, (i) the absence of orders, injunctions or other legal impediments to the consummation of the Acquisition, (ii) the receipt of any applicable approvals under any applicable antitrust laws, including clearance by European Union antitrust regulatory authorities, (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the parties, (iv) material compliance and performance by the parties with their respective covenants and obligations set forth in the Purchase Agreement, and (v) the receipt by ERP of certain financial statements with respect to the Archstone Entities. ERP does not anticipate that U.S. antitrust filings and approval are required in connection with the transaction.

If the transactions contemplated by the Purchase Agreement are not consummated within 90 days following the waiver or expiration of the ROFO Right, then the ROFO Right Holder will again be entitled to receive a notice from the Sellers with respect to the Purchased Interests and the ROFO Right will again be exercisable by the ROFO Right Holder.

Termination

The Purchase Agreement may be terminated at any time prior to the closing of the Acquisition, (i) by mutual written consent of the parties; (ii) by any party if the Acquisition has not been consummated by June 2, 2012; (iii) by any party if there is any law which prohibits or makes illegal the consummation of the Acquisition; (iv) by any party if any governmental authority of competent jurisdiction having valid enforcement authority issues a final order, not subject to appeal, permanently restraining, prohibiting or enjoining any of the parties from consummating the Acquisition; (v) by any party if any event occurs after the date of the Purchase Agreement that makes it impossible to satisfy a condition to the terminating party’s obligations to perform its obligations under the Purchase Agreement, including in the event that the ROFO Right Holder exercises its ROFO Right and consummates the acquisition of the Purchased Interests in accordance therewith; and (vi) by either party if the other party breaches or fails to perform any of its representations, warranties, covenants or other obligations under the Purchase Agreement such that the closing conditions become incapable of being satisfied.

Governance; Accounting Treatment

Following the consummation of the Acquisition, ERP and Equity Residential will hold a minority interest in each of the Archstone Entities and will not have the ability to cause any decisions or actions with respect to the Archstone Entities. ERP and Equity Residential will, however, have approval rights over certain major decisions with respect to the Archstone Entities, including annual budgets and certain financings, refinancings, acquisitions and dispositions. Equity Residential and ERP intend to account for this unconsolidated investment in the Archstone Entities using the equity method of accounting.

Indemnification

The Purchase Agreement contains certain indemnification obligations of each party relating to breaches of fundamental representations and warranties, breaches of covenants and certain other specified matters.

Potential Acquisition of Other Interests Following Exercise of ROFO Right

On December 2, 2011, ERP also entered into the Other Interest Agreement with each of the Sellers (the “Other Interest Agreement”) pursuant to which, in the event that ERP does not acquire the Purchased Interests due to an exercise of the ROFO Right by the ROFO Right Holder, then, for a period of 30 days following the closing of the acquisition of the Purchased Interests by the ROFO Right Holder, ERP will be entitled to, at its option, acquire all other interests held by the Sellers in the Archstone Entities in exchange for total consideration equal to or greater than $1,325,000,000 in cash, such price to be determined by ERP in its sole discretion. The acquisition by ERP of the Sellers’ other interests in the Archstone Entities will be on substantially the same terms and conditions as set forth in the Purchase Agreement. In addition, in the event that the ROFO Right Holder exercises its ROFO Right with respect to the other interests held by the Sellers in the Archstone Entities, then the Sellers will be required to pay to ERP liquidated damages in an aggregate amount equal to the sum of (i) the amount by which the purchase price for the other interests is greater than $1,325,000,000, up to a maximum of $40,000,000, and (ii) 50% of the amount by which the purchase price for the other interests is greater than $1,365,000,000, up to a maximum of $40,000,000.

Other Matters

Certain affiliates of the Sellers have performed investment banking, commercial banking and advisory services for ERP and its affiliates from time to time for which they have received customary fees and reimbursement of expenses. Certain affiliates of the Sellers may, from time to time, engage in transactions with and perform services for ERP in the ordinary course of their business for which they will receive customary fees and reimbursement of expenses. In addition, affiliates of certain of the Sellers are lenders, and in some cases agents or managers for the lenders, under ERP’s unsecured revolving credit facility.

There can be no assurance that the transactions contemplated by the Purchase Agreement will be consummated, whether as a result of the exercise of the ROFO Right or as a result of the failure of other closing conditions, or that ERP will exercise its rights under the Other Interest Agreement. In addition, even if ERP consummates the transactions contemplated by the Purchase Agreement or Other Interest Agreement, ERP’s investment in the Archstone Entities and Equity Residential’s and ERP’s financial condition and results of operations may be adversely affected if, among other things, Equity Residential and ERP do not achieve the perceived benefits of the proposed transaction as Equity Residential and ERP expect, or at all, as well as by the risk factors otherwise affecting multifamily real estate companies. See the risk factors set forth in Equity Residential’s and ERP’s respective Annual Reports on Form 10-K for the year ended December 31, 2010.

The foregoing description of the Purchase Agreement, the Acquisition and the Other Interest Agreement is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and the Other Interest Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and the terms of each of which are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 2, 2011, Equity Residential issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity Residential or ERP under the Securities Act of 1933, as amended.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that ERP or Equity Residential may make, including statements about the benefits of the Acquisition, may contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the Acquisition, the management of ERP and ERP’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Equity Residential and ERP on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Equity Residential’s or ERP’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Equity Residential, ERP nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond ERP’s and Equity Residential’s control. These factors include, at a minimum: any exercise of the ROFO Right; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the Acquisition for other reasons; changes in laws or regulations; failure of the investment in the Purchased Interests to perform as expected, even in the event the proposed acquisition is consummated; inability to influence the operations and control of the Archstone Entities following consummation of the Acquisition; and changes in general economic conditions. ERP and Equity Residential undertake no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to ERP’s and Equity Residential’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

2.1	Interest Purchase Agreement, dated December 2, 2011, by and among ERP Operating Limited Partnership, BIH ASN LLC, Archstone Equity Holdings Inc., Bank of America, N.A. and Banc of America Strategic Ventures, Inc.*

10.1	Other Interest Agreement, dated December 2, 2011, by and among ERP Operating Limited Partnership, BIH ASN LLC, Archstone Equity Holdings Inc., Bank of America, N.A. and Banc of America Strategic Ventures, Inc.

99.1	Press Release dated December 2, 2011.

*	Certain schedules have been omitted in accordance with Regulation S-K 601(b)(2). ERP and Equity Residential will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: December 2, 2011	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: December 2, 2011	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel